EXHIBIT 12

FLEETBOSTON FINANCIAL CORPORATION
COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
TO FIXED CHARGES AND PREFERRED DIVIDENDS

EXCLUDING INTEREST ON DEPOSITS
(dollars in millions)

	Three
	months
	ended
	March 31,	Year ended December 31,

	2002	2001	2000	1999	1998	1997

Earnings:

Income before income taxes	$1,148	$1,494	$6,461	$4,075	$4,444	$4,314

Adjustments:

Fixed charges:

Interest on borrowed funds	454	2,830	3,985	3,198	2,569	2,026

1/3 of rent	25	108	108	127	119	118

Preferred dividends	7	44	64	83	96	155

Adjusted earnings	$1,634	$4,476	$10,618	$7,483	$7,228	$6,613

Fixed charges and preferred dividends	$486	$2,982	$4,157	$3,408	$2,784	$2,299

Adjusted earnings/fixed charges	3.36x	1.50x	2.55x	2.20x	2.60x	2.88x

INCLUDING INTEREST ON DEPOSITS
(dollars in millions)

	Three
	months
	ended
	March 31,	Year ended December 31,

	2002	2001	2000	1999	1998	1997

Earnings:

Income before income taxes	$1,148	$1,494	$6,461	$4,075	$4,444	$4,314

Adjustments:

Fixed charges:

Interest on borrowed funds	454	2,830	3,985	3,198	2,569	2,026

1/3 of rent	25	108	108	127	119	118

Interest on deposits	532	3,566	4,512	4,202	4,379	4,021

Preferred dividends	7	44	64	83	96	155

Adjusted earnings	$2,166	$8,042	$15,130	$11,685	$11,607	$10,634

Fixed charges and preferred dividends	$1,018	$6,548	$8,669	$7,610	$7,163	$6,320

Adjusted earnings/fixed charges	2.13x	1.23x	1.75x	1.54x	1.62x	1.68x

EXHIBIT 12 (continued)
FLEETBOSTON FINANCIAL CORPORATION
COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
TO FIXED CHARGES

EXCLUDING INTEREST ON DEPOSITS
(dollars in millions)

	Three
	months
	ended
	March 31,	Year ended December 31,

	2002	2001	2000	1999	1998	1997

Earnings:

Income before income taxes	$1,148	$1,494	$6,461	$4,075	$4,444	$4,314

Adjustments:

Fixed charges:

Interest on borrowed funds	454	2,830	3,985	3,198	2,569	2,026

1/3 of rent	25	108	108	127	119	118

Adjusted earnings	$1,627	$4,432	$10,554	$7,400	$7,132	$6,458

Fixed charges	$479	$2,938	$4,093	$3,325	$2,688	$2,144

Adjusted earnings/fixed charges	3.40x	1.51x	2.58x	2.23x	2.65x	3.01x

INCLUDING INTEREST ON DEPOSITS
(dollars in millions)

	Three
	months
	ended
	March 31,	Year ended December 31,

	2002	2001	2000	1999	1998	1997

Earnings:

Income before income taxes	$1,148	$1,494	$6,461	$4,075	$4,444	$4,314

Adjustments:

Fixed charges:

Interest on borrowed funds	454	2,830	3,985	3,198	2,569	2,026

1/3 of rent	25	108	108	127	119	118

Interest on deposits	532	3,566	4,512	4,202	4,379	4,021

Adjusted earnings	$2,159	$7,998	$15,066	$11,602	$11,511	$10,479

Fixed charges	$1,011	$6,504	$8,605	$7,527	$7,067	$6,165

Adjusted earnings/fixed charges	2.13x	1.23x	1.75x	1.54x	1.63x	1.70x